Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Statement on Schedule 13D relating to the beneficial ownership of Class A Ordinary Shares, $0.00005 par value per share, of 500.com Limited, and any further amendments thereto, is being filed with the Securities and Exchange Commission on behalf of each of them. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 1, 2015

SEQUOIA CAPITAL 2010 CGF HOLDCO, LTD. /s/ Kok Wai Yee Name: Kok Wai Yee Title: Authorized Signatory SEQUOIA CAPITAL CHINA GROWTH 2010 FUND, L.P.

By: SC China Growth 2010 Management, L.P.

A Cayman Islands exempted limited partnership,

Its General Partner

By: SC China Holding Limited

A Cayman Islands limited liability company

Its General Partner

/s/ Kok Wai Yee

Name: Kok Wai Yee
Title: Authorized Signatory

SC CHINA GROWTH 2010 MANAGEMENT, L.P.

By: SC China Holding Limited A Cayman Islands limited liability company Its General Partner /s/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

SC CHINA HOLDING LIMITED

/s/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

SNP CHINA ENTERPRISES LIMITED
/s/ Neil Nanpeng Shen
Name: Neil Nanpeng Shen
Title: Authorized Signatory

NEIL NANPENG SHEN

/s/ Neil Nanpeng Shen
Name: Neil Nanpeng Shen